Exhibit 23.01

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




The Board of Directors
The Travelers Inc.:


We consent to the incorporation by reference in the Registration Statements on:

- -    Form S-3  Nos. 33-49280, 33-55542, 33-56940, 33-68760, 33-51101 and
               33-52281; and

- -    Form S-8  Nos. 33-32130, 33-43997, 33-59524, 33-37399, 33-28437, 33-7665,
               33-28110, 33-43883, 33-21099, 33-29711, 33-47437, 33-39025,
               33-40469, 33-38109, 33-50206, 33-39985, 33-51353, 33-51769,
               33-51783, 33-52027 and 33-52029; and

- -    Form S-4  Nos. 33-37089, 33-25532, 33-63236 and 33-51201

of The Travelers Inc. (formerly Primerica Corporation), of our report dated January 24, 1994, relating to the consolidated statements of financial position of The Travelers Inc. and subsidiaries as of December 31, 1993 and 1992, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1993, which report is included with the annual report on Form 10-K, for the fiscal year ended December 31, 1993, of The Travelers Inc.


/s/ KPMG Peat Marwick

New York, New York
March 30, 1994